EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Provident American Corporation on Form S-3 of our report dated March 22, 1996, on our audits of the consolidated financial statements and financial statement schedules of Provident American Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


                                       /s/ Coopers & Lybrand L.L.P.
                                       ----------------------------------------

Philadelphia, Pennsylvania
July 9, 1996